MEDIA CONTACTS:

Kasey Holman
Silicon Image, Inc.
Phone: 408-616-4192
Kasey.holman@siliconimage.com

Mike Bishop
The Blueshirt Group
Phone: 415-894-9633
mike@blueshirtgroup.com

SILICON IMAGE REVISES THIRD QUARTER 2009 REVENUE OUTLOOK

SUNNYVALE, Calif., September, 28, 2009 – Silicon Image, Inc. (NASDAQ: SIMG), a leader in semiconductors and intellectual property for the secure distribution, presentation and storage of high-definition (HD) content, today announced that it expects revenue for fiscal third quarter 2009 to be below the financial guidance previously provided on July 23, 2009.  The Company now expects its Q3 2009 revenue to be approximately $37 to $39 million, as compared to the previous guidance of $44 to $46 million.

“We are disappointed to report this revised revenue outlook,” said Hal Covert, the Company’s president and chief operating officer.  “During the third quarter of 2009 we continued to experience the impact of the product transition the Company has been undergoing since 2008, in particular its effect on legacy products’ declining average selling prices.  This factor, combined with our customers’ shift in production from high-end products to mid-range and low-end products, has put more pressure than anticipated on Silicon Image's goal of improving revenue generation.  We are looking forward to entering 2010 with our new product line-up that features HDMI® 1.4, Mobile High-Definition Link, and SteelVine™ Series 3 technologies,” continued Covert.

In other news, a separate press release was issued announcing the formation of the Mobile High-Definition Interface Working Group with Nokia Corporation, Samsung Electronics Co., Ltd, Silicon Image, Inc., Sony Corporation, and Toshiba Corporation.  This is an important step in the process of Silicon Image moving forward with its strategy around Mobile High-Definition Link technology.

The Company will host an investor conference call today at 2:00 p.m. U.S. Pacific Time (5:00 p.m. U.S. Eastern Time) and will webcast the call.  To access the conference call, dial 888-293-6979 or 719-325-2236 and enter pass code 3885401.  The webcast will be accessible on Silicon Image’s investor relations web site at http://www.siliconimage.com.  A replay of the conference call will be available within two hours of the conclusion of the conference call through October 3, 2009.  To access the replay, please dial 888-203-1112 or 719-457-0820 and enter pass code 3885401.

About Silicon Image, Inc.
Silicon Image, Inc. is a leading provider of semiconductor and intellectual property products for the secure distribution, presentation and storage of high-definition content.  With a rich history of technology innovation that includes creating industry standards such as DVI and HDMI, the company’s solutions facilitate the use of digital content amongst consumer electronics, personal computer (PC) and storage devices, with the goal to securely deliver digital content anytime, anywhere and on any device.  Founded in 1995, the company is headquartered in Sunnyvale, California, with regional engineering and sales offices in China, Germany, Japan, Korea and Taiwan.  For more information, please visit http://www.siliconimage.com/.

Forward-looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations.  These forward-looking statements include, but are not limited to, statements related to Silicon Image's future operating results, including revenue generation, and new product introduction.  These forward-looking statements involve risks and uncertainties, including the risks of uncertain economic conditions, competition in our markets, the Company's ability to deliver financial performance in-line with its stated goals and other risks and uncertainties described from time to time in Silicon Image's filings with the Securities and Exchange Commission (SEC).  These risks and uncertainties could cause the actual results to differ materially from those anticipated by these forward-looking statements. In addition, see the Risk Factors section of the most recent Form 10-K and 10-Q filed by Silicon Image with the U.S. Securities and Exchange Commission.  These forward-looking statements are made on the date of this press release, and Silicon Image assumes no obligation to update any such forward-looking information.

Silicon Image, the Silicon Image logo, and SteelVine are trademarks, registered trademarks or service marks of Silicon Image, Inc. in the United States and/or other countries.  HDMI, the HDMI logo, and High-Definition Multimedia Interface are trademarks or registered trademarks of HDMI Licensing, LLC in the United States and/or other countries.  All other trademarks and registered trademarks are the property of their respective owners in the Unites States and/or other countries.

                                          1060 E. Arques Avenue, Sunnyvale, CA 94085      408.616.4000     www.siliconimage.com